Exhibit 2.2

Certain information has been deleted from this Exhibit and filed separately with the Securities and Exchange Commission pursuant to a request for confidential information under Rule 24b-2.

                                LICENSE AGREEMENT

THIS AGREEMENT, made and effective as of October 22, 2002, by and among xxxxxxxxxxxxxxx., a Delaware corporation, ("xxxxxxxxxx"), xxxxxxxxxxx ("xxxxxx") (xxxxxxxxxx and xxxxxx being collectively referred to herein as "Licensor") each of whose business address and principal place of business is at xxxxxxxxxxxxxx, and PentaPure Incorporated, a Minnesota corporation ("PentaPure") whose business address and principal place of business is at 1000 Apollo Road, Eagan, MN 55121 (hereinafter "PentaPure").

         WHEREAS, xxxxxxxxxx is the owner of the intellectual property relating to xxxxxxxxxxxxx which is described on the attached Exhibit A (the "Licensed Technology"), including without limitation all rights in U.S. Patent Application serial no. xxxxxxxxx filed on xxxxxxxxx, 2002 titled xxxxxxxxxxxxxxxxxxxxxxx (the "Licensed Patent Application") that is included as a part of Exhibit A;

         WHEREAS, PentaPure builds filtration products and systems and desires to obtain from Licensor a license to the Licensed Technology on the terms described in this License Agreement;

         NOW THEREFORE, in consideration of their mutual covenants and representations, the parties agree as follows:

         1. License.

                  1.01 Grant. Subject to the terms of this Agreement, Licensor hereby grants to PentaPure a worldwide, irrevocable, perpetual and fully paid up license to design, develop, make, distribute, use, lease, offer for sale or lease, sell and lease products using, incorporating or covered by the Licensed Technology in the following two fields of use (the "Licensed Fields of Use"):

         (a) water filtration or water purification products xxxxxxxxxxxxxxxxxxxxxxxxx anywhere in the world; and

         (b) xxxxxxxxxxxxxxxxxxx;

xxxxxxxxxxxxxxxxxxxxxxxxxxx.

This Agreement and the license granted under it may not be terminated, and the parties agree that the sole remedies in the event of any breach or alleged breach of this Agreement shall be damages, an order for specific performance, or both.

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                  1.02 Limitations. The License grant in Section 1.01 above
shall be subject to the following limitations:

                  (a) During the period from the date of this License Agreement until the xxxxxxx anniversary of that date (such xxxxxx year period being referred to herein as the "Exclusivity Period"), PentaPure shall not make, use or sell the following water filtration products using or incorporating the Licensed Technology xxxxxxxxxxxx:

                           (1) xxxxxxxxxxxxxxxxxx;

                           (2) xxxxxxxxxxxxxxxxx;

                           (3) xxxxxxxxxxxxxxxxx;

                           (4) xxxxxxxxxxxxxxxxx;

                           (5) xxxxxxxxxxxxxxxxx; and

                           (6) xxxxxxxxxxxxxxxxxx.

                  (b) xxxxxxxxxxxxxxxxx.

                  (c) During the Exclusivity Period, PentaPure will not, and will not permit others on PentaPure's behalf, to manufacture products using the Licensed Technology outside the United States, Canada, or Mexico.

                  (d) During the Exclusivity Period, PentaPure shall not use third party manufacturers to manufacture products using the Licensed Technology and shall not sublicense its rights under this Agreement to any party which is not majority or more owned by PentaPure. Following the Exclusivity Period, PentaPure may sublicense third party manufacturers to manufacture products for PentaPure within the Licensed Fields of Use using the Licensed Technology.

                  1.03 Exclusivity. (a) During the Exclusivity Period, Licensor agrees not to use, or grant any other party license or right to use, the Licensed Technology for the design, development, manufacture, distribution, use, importation, copying, sale, lease, offer for the sale or lease of products within the Licensed Fields of Use, other than xxxxxxxxxxxxxxxxxxx, which shall be permitted. During the Exclusivity Period, Licensor agrees that xxxxxxx shall inform those of its customers as xxxxxxx deems appropriate of the Licensed Fields of Use under this Agreement. During the Exclusivity Period, upon notification by PentaPure that products which are being supplied by xxxxxxx (or which are being supplied by others who are using the Licensed Technology) are being used in the Licensed Fields of Use, Licensors shall cause xxxxxxx to take whatever steps are necessary to cause such use to cease, to and including refusal to sell products to customers who are using or supplying them within the Licensed Fields of Use.


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


         (b) PentaPure agrees not to use, or grant any other party license or right to use, the Licensed Technology for the design, development, manufacture, distribution, use, importation, copying, sale, lease, offer for the sale or lease of products outside the Licensed Fields of Use. PentaPure agrees to inform those of its customers as PentaPure deems appropriate of the Licensed Fields of Use under this Agreement. During the Exclusivity Period, upon notification by xxxxxxx that products which are being supplied by PentaPure are being used outside the Licensed Fields of Use, PentaPure shall take whatever steps are necessary to cause such use to cease, to and including refusal to sell products to customers who are using or supplying them outside the Licensed Fields of Use.

         (c) During and after the Exclusivity Period, the Licensor shall not grant to any other party any license or right to use the Licensed Technology in the Licensed Field of Use referred to in Section 1.01(a).

         2. License Fee. (a) Upon execution of this Agreement, PentaPure shall
(i) pay to xxxxxxx as a license fee the amounts referred to in Exhibit B at the times indicated thereon, (ii) assign and deliver to xxxxxxxxxx all xx shares of xxxxxxxxxxxxx common stock currently owned by PentaPure, (iii) join with xxxxxxxxxxxxxxxx in executing a joint instruction letter to the escrow agent in the form attached as Exhibit E to release to xxxxxxxx and xxxxxx all of the xxxxxxxxxx stock certificates held by the escrow agent, and (iv) execute together with xxxxxxxxxx and deliver that certain Escrow Agreement in the form attached hereto as Exhibit F.

         (b) No royalties or other payments shall be owed by PentaPure with respect to the Licensed Technology or this Agreement. At the time of execution of this Agreement, payment of the license fee and assignment of the stock referred to in clauses (a) (i) and (ii) above, Licensor shall execute and deliver to PentaPure a Bill of Sale in the form attached as Exhibit D to assign title to, and shall deliver to, PentaPure all tooling held by Licensor related to products which Licensor has delivered to PentaPure, including tooling for the xxxxxxxxxxxxxxxxxt and any prototype tooling for other projects that were exclusively for PentaPure.

         3. Confidentiality. Licensor and PentaPure each agree to protect and maintain the confidentiality of the Licensed Technology. To that end, both parties agree to put in place or maintain confidentiality agreements for employees and to implement trade secret practices to protect the confidentiality of the Licensed Technology. Each party hereby commits to the other that it will pursue all commercially reasonable means to maintain such confidentiality. The obligations of this Section 3 shall not apply (i) to those portions (but only those portions) of the Licensed Technology which enter the public domain through no fault of the party otherwise obligated under this Section, or (ii) to disclosures which a party is obligated by law to make.

         4. Improvements. PentaPure and Licensor each shall own and have no duty to disclose any enhancements to or improvements of the Licensed Technology that are developed by it. PentaPure shall be entitled to seek patents as to any such enhancements or improvements which are developed by PentaPure and which meet the normal requirements of novelty and utility for issuance of a new patent, and any such patents which may be issued shall be the property of PentaPure. Any patent application by PentaPure shall, to the full extent required by law, disclose as prior art any patent which has been issued to Licensor covering Licensed Technology. Notwithstanding the other provisions of this Section 4, PentaPure


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


shall not disclose in any patent application filed by or on behalf of PentaPure any Licensed Technology obtained under this Agreement which has not entered the public domain.

         5. Licensors' Representations and Warranties. The Licensors jointly and severally represent and warrant to PentaPure that: (a) Licensors are the exclusive owners of the Licensed Technology; (b) all rights of the Licensors in or to the Licensed Technology within the Licensed Fields of Use are hereby being licensed to PentaPure; (c) the Licensed Technology is secret and has not been revealed to anyone other than the Licensors, employees of xxxxxxx, persons or entities that have signed confidentiality agreements not to disclose, xxxxxxx' counsel, and to the PTO in the Licensed Patent Application; (d) the only patent applications which have been filed by or on behalf of the Licensor with respect to the Licensed Technology are the Licensed Patent Application and the patent application (the "Assigned Patent Application") referred to in the Assignment of even date hereof by xxxxxxxx to PentaPure (the "Assignment") and a request for non-publication of has been made to the PTO as to both the Licensed Patent Application and the Assigned Patent Application; (e) to the best of Licensors' knowledge, the Licensed Technology and PentaPure's practice of the Licensed Technology does not infringe the proprietary rights of any other party; (f) there are no suits, claims, demands or any form of litigation asserted or, to Licensor's knowledge threatened, with respect to the Licensed Technology or its ownership; (g) Licensors have not previously sold, licensed, transferred or encumbered the Licensed Technology or any rights therein in any manner; (h) the Licensors are entitled to enter into this Agreement without obtaining the consent of any third party; and (i) this Agreement is a valid and binding obligation of the Licensors that is enforceable by PentaPure in accordance with its terms.

         6. Infringement. In the event that any third party infringes or allegedly infringes any patent or other proprietary right to the Licensed Technology held by Licensor which is applicable to the Licensed Field of Use, PentaPure shall be entitled to enforce such patent or other proprietary right against such infringement. Such enforcement may include bringing suit, and Licensor agrees that any such suit may be brought in Licensor's name if necessary. PentaPure shall bear the costs of any such enforcement proceeding. The rights granted to PentaPure under this Section are in addition to, and not in derogation of, Licensor's obligations under Section 1.03 above.

         7. Indemnity. Except to the extent PentaPure has recovered such expense from insurance payments, xxxxxxx shall indemnify PentaPure as to any out of pocket expense incurred by PentaPure in (a) the defense of any suit or demand against PentaPure alleging that the its use of the Licensed Technology infringes the U.S. patent or other U.S. proprietary rights of another party or parties,
(b) settling any claim of the type referred to in clause (a) above, or (c) paying any damages assessed or judgment rendered against PentaPure based on a determination that its use of the Licensed Technology infringes the U.S. patent or U.S. proprietary rights of another party or parties. xxxxxx shall be entitled to assume, by means of legal counsel reasonably acceptable to PentaPure, the defense of any claim as to which xxxxxxxxx is obligated to provide indemnity under this paragraph. xxxxxx shall control the settlement (up to the limit of liability provided below) or any such claim as to which xxxxxxxxxx has assumed the defense, provided that no proposed settlement shall impose any obligation on PentaPure or limit PentaPure's activities without its prior consent. If xxxxxx elects not to assume the defense of such claims, the parties shall consult and


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


reasonably cooperate with each other in PentaPure's conduct of the defense. PentaPure shall promptly notify xxxxxxxxxxx of any suit or claim brought against PentaPure of which PentaPure becomes aware. The aggregate liability of xxxxxxxxx to the Assignee under this Section 7 (or for any breach of warranty of noninfringement) shall not exceed a total of $xxxxxxxxx. No claim for indemnification made under or pursuant to this Section 7 shall be initially asserted more than five years after the date of this Agreement.

         8. Transfer of Licensed Technology. Licensor shall promptly deliver to PentaPure all information and copies of all documents of Licensor which would be helpful to PentaPure in manufacturing products utilizing the Licensed Technology. Without limiting the generality of the forgoing, beginning immediately upon execution of this License Agreement and payment of the initial payment provided in Exhibit B, Licensee shall:

         (a) commence within 30 days after the execution of this License Agreement, and thereafter provide upon PentaPure's request, provide training to PentaPure's authorized personnel at xxxxxxxxxxxx manufacturing facility concerning the xxxxxxxxxx; in this regard PentaPure shall have open access, subject to the confidentiality provisions of Section 15 below, to xxxxxxxxxx' facility under reasonable limitations related to the availability of personnel, equipment, etc. for the purpose of implementing the xxxxxxxxxx project and learning the Licensed Technology by direct involvement in manufacturing;

         (b) within 60 days after the execution of this License Agreement, (i) complete delivery to PentaPure of all information and expertise known by the Licensor related to manufacturing products using the Licensed Technology, including access to any proprietary materials that have been supplied to xxxxxxx by its vendors and whatever knowledge Licensor possess related to the development of xxxxxxxxxxxxxxxx material, and (ii) complete the training of PentaPure's personnel to manufacture xxxxxxxxxxxxx using the Licensed Technology, including, but not limited to, the xxxxxxxxxxxxxxx previously manufactured by xxxxxxxxxx for PentaPure; and

         (c) within 120 days after the execution of this License Agreement, complete delivery to PentaPure of Licensors' list of plant equipment and manufacturer's specifications, process equipment design, process control specifications which are useful for the design and construction by PentaPure of a manufacturing facility at a site chosen by PentaPure. At any time after the execution of this License Agreement, PentaPure shall have the right, subject to the confidentiality provisions of Section 7 above, to enter xxxxxxxxxx' plant and take photographs of existing equipment and draw a plant layout and design for use as a basis of its own plant layout and design (PentaPure acknowledges that the availability of sufficient natural gas, electricity and water is necessary for the operation of such a manufacturing facility and that Assignee is solely responsible for the availability of such utilities).

Without limiting the generality of the foregoing, PentaPure shall have unrestricted access to Licensors' suppliers of proprietary and nonproprietary materials and components used with the Licensed Technology. Any representative or agent of PentaPure that visits the xxxxxxxxxx facility must be authorized by PentaPure to receive Confidential Information and must be bound to PentaPure in writing to keep such information of Licensor confidential.


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


         9. Notice. Any notice permitted or required under this Agreement shall be addressed as follows: (a) If to xxxxxxxxx, to: xxxxxxxxxxxxxx; (b) if to PentaPure, to: PentaPure, Inc., Attention: President, 1000 Apollo Road, Eagan, Minnesota 55121; or (c) as to either party, to such other address as the party may specify in a written notice to the other.

         11. Independent Contractors. The parties hereto are independent contractors with respect to each other and neither has the right or authority to incur obligations of any kind in the name of or for the account of the other, nor to commit or bind the other by any contract.

         12. Severability. Should any part or provision of this Agreement be held unenforceable or in conflict with the law of any jurisdiction, the validity of the remaining parts or provisions shall not be affected by such holding.

         13. Entire Agreement; Amendment. This Agreement contains the entire agreement of the parties concerning the subject matter. The obligations of the parties constituting the Licensor shall be joint and several. No provision of this Agreement may be amended, supplement or waived other than by a writing on behalf of xxxxxxxxxx and PentaPure. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute but one agreement binding on the parties.

         14. Successors and Assigns. (a) During the Exclusivity Period, PentaPure may not assign its rights under this Agreement without the written consent of xxxxxxxxxx, except that no such consent shall be required (i) for an assignment to WTC Industries, Inc., PentaPure's parent, (ii) for an assignment to an acquiror in connection with the sale of all or substantially all of PentaPure's or WTC Industries, Inc.'s business by merger, sale of stock, sale of assets or otherwise, (iii) for a sublicense granted after the Exclusivity Period to a third party manufacturer as provided in Section 1.02(c), or (iv) for the subsequent assignment by a permitted assignee under (i), (ii) or (iii) above to a new entity which meets the requirements of (i), (ii) or (iii) above. Following the Exclusivity Period, PentaPure may freely assign its rights under this Agreement without any consent of the Licensor or acknowledgement by the assignee, successor, acquirer or surviving party, provided, however, that Pentapure shall not grant a license to a third party to develop, design, make, or manufacture products under this license outside of the Licensed Field of Use referred to in Section 1.01(a). In each case during the Exclusivity Period, the permitted assignee, successor, acquirer or surviving party shall execute an acknowledgement to Licensor in the form attached as Exhibit C of being bound by the terms of this Agreement.

         (b) Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

         15. Confidential Information. "Confidential Information" includes: (a) any and all information disclosed by one party to the other, in whatever format, that is either identified as or would reasonably be understood to be confidential and/or proprietary; (b) any notes, extracts, analyses or materials prepared by the receiving party which are copies of or derivative works of Confidential Information or from which the substance of the Confidential Information can be inferred or otherwise understood; and (c) the terms and conditions of this Agreement. "Confidential Information" does not include information that the receiving party can clearly establish by written evidence:
(x) is or becomes known to the receiving party from a third party without an


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


obligation to maintain its confidentiality; (y) is or becomes generally known to the public through no act or omission of the receiving party; or (z) is independently developed by the receiving party without the use of Confidential Information.

         The receiving party will not disclose Confidential Information to any third party except as permitted by this Assignment and will protect and treat all Confidential Information with the same degree of care as it uses to protect its own confidential information of like importance, but in no event with less than reasonable care. The receiving party will only disclose Confidential Information to its employees, investors, attorneys, accountants and/or persons having a need to know for the purposes of this Agreement and who have signed confidentiality agreements. The receiving party will notify and inform such employees and/or authorized subcontractors of the limitations, duties and obligations regarding use, access to and nondisclosure of Confidential Information imposed by this Agreement. The receiving party will obtain its employees' and authorized subcontractors' written agreements to comply with such limitations, duties and obligations. In the event that the receiving party is required to disclose Confidential Information pursuant to law, the receiving party will notify the disclosing party of the required disclosure with sufficient time for the disclosing party to seek relief, will cooperate with the disclosing party in taking appropriate protective measures and will make such disclosure in a fashion that maximizes protection of the Confidential Information from further disclosure.

         16. Governing Law. This Agreement is made in and shall be construed in accordance with the laws of the State of xxxxxxxx.

         17. Arbitration. Any and all disputes concerning the interpretation, application, breach or claimed breach of this Agreement shall be settled by binding arbitration in accordance with the rules of the American Arbitration Association in a proceeding conducted before a single arbitrator in xxxxxxxxxxx. The arbitrator shall award to any prevailing party in the arbitration proceeding
(a) interest on any damages awarded to the prevailing party, computed at the prime rate prevailing at the time of the award, from the date the arbitration proceeding was commenced, and (b) the reasonable attorneys incurred by the prevailing party in bringing and conducting arbitration proceeding. Judgment may be entered on the arbitrator's award in any court having jurisdiction.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year set forth above.

XXXXXXXXXXXXXXXX                            PENTAPURE INCORPORATED


By:      /s/ xxxxxxxxxxx                    By:     /s/ James Carbonari
    -------------------------------             -------------------------------
         xxxxxxxxxxx                        James Carbonari, President


         /s/ xxxxxxxx
-----------------------------------
         xxxxxxxxxx, individually


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                             Exhibits to Exhibit 2.2

A        Licensed Technology
B        Consideration
C        Form of acknowledgement by assignee
D        Bill of Sale for Tooling
E        Termination of prior escrow
F        Escrow Agreement


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